Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Netsmart Technologies, Inc. (the "Company") of our report dated February 15, 2002 on our audits of the consolidated financial statements of the Company as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001, which report is included in the Annual Report on Form 10-K/A for the year ended December 31, 2002.


/s/Eisner LLP
---------------
Eisner LLP


New York, New York
December 18, 2003